SCHEDULE 14 INFORMATION

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934

(Amendment No. )

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Farmers National Banc Corp.

(Name of Registrant of Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
ANNUAL MEETING OF SHAREHOLDERS
VOTING RIGHTS
INFORMATION WITH RESPECT TO NOMINEES
SECURITY OWNERSHIP OF MANAGEMENT
SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
COMMITTEES OF THE BOARD OF DIRECTORS
FARMERS NATIONAL BANC CORP. 1999 STOCK OPTION PLAN
INDEBTEDNESS OF MANAGEMENT
COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION
EMPLOYMENT CONTRACTS OF EXECUTIVES
RELATIONSHIP WITH INDEPENDENT PUBLIC ACCOUNTANTS
PRINCIPAL ACCOUNTING FIRM FEES
SHAREHOLDER PROPOSALS
ANNUAL REPORT ON FORM 10-K
Appendix A
PROXY FOR ANNUAL MEETING SOLICITED BY THE BOARD OF DIRECTORS

FARMERS NATIONAL BANC CORP.
20 SOUTH BROAD STREET
CANFIELD, OHIO 44406

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
TO BE HELD ON THURSDAY, MARCH 31, 2005

TO THE HOLDERS OF SHARES OF COMMON STOCK:

     NOTICE IS HEREBY GIVEN that pursuant to call of its Board of Directors, the Annual Meeting of the Shareholders of FARMERS NATIONAL BANC CORP., Canfield, Ohio will be held at Kenneth F. McMahon Hall at the Mill Creek MetroParks Experimental & Educational Building at 7574 Columbiana-Canfield Rd., Canfield, Ohio 44406 on Thursday, March 31, 2005 at three-thirty o’clock (3:30) P.M., Eastern Standard Time, for the purpose of considering and voting upon the following matters:

1.	ELECTION OF DIRECTORS. The election of two (2) individual directors listed in the accompanying Proxy Statement for terms expiring in 2008.

2.	TO TRANSACT SUCH OTHER BUSINESS as may properly come before the Meeting or any adjournment thereof.

     Shareholders of record at the close of business on February 4, 2005 are the only shareholders entitled to notice of and to vote at the Annual Shareholders Meeting.

By Order of the Board of Directors,

Frank L. Paden, President & Secretary

Canfield, Ohio
March 3, 2005

IT IS IMPORTANT THAT PROXIES BE RETURNED PROMPTLY. THEREFORE, WHETHER OR NOT YOU PLAN TO BE PRESENT IN PERSON AT THE ANNUAL MEETING, PLEASE SIGN, DATE AND COMPLETE THE ENCLOSED PROXY AND RETURN IT IN THE ENCLOSED ENVELOPE WHICH REQUIRES NO POSTAGE.

FARMERS NATIONAL BANC CORP.
CANFIELD, OHIO 44406

PROXY STATEMENT

ANNUAL MEETING OF SHAREHOLDERS

MARCH 31, 2005

     Farmers National Banc Corp., herein referred to as “Farmers” or the “Corporation” is furnishing this Proxy Statement to its shareholders in connection with the solicitation, by order of the Board of Directors of Farmers, of proxies to be used at the Annual Meeting of Shareholders to be held on Thursday, March 31, 2005 at 3:30 P.M., Eastern Standard Time, at Kenneth F. McMahon Hall at the Mill Creek MetroParks Experimental & Educational Building at 7574 Columbiana-Canfield Rd., Canfield, Ohio 44406, and at any adjournments thereof. The Corporation is a one-bank holding company of which The Farmers National Bank of Canfield is the wholly owned subsidiary.

     The cost for solicitation of proxies will be borne by Farmers. Brokerage firms and other custodians, nominees and fiduciaries may be requested to forward soliciting material to their principals and to obtain authorization for the execution of proxies. Farmers will, upon request, reimburse brokerage firms, and other custodians, nominees and fiduciaries for the execution of proxies and for their expenses in forwarding proxy material to their principals.

     The proxy statement and the form of proxy are being mailed on March 3, 2005 or as soon thereafter as practicable to all shareholders entitled to vote at the meeting. In addition to use of mails, proxies may be solicited by officers, directors, and employees of Farmers by personal interview, telephone or other forms of direct communication.

     The 2004 Annual Report, including the required audited financial statements of the Corporation and related financial information, is enclosed with this proxy statement and form of proxy.

VOTING RIGHTS

     Only shareholders of record at the close of business on February 4, 2005 will be entitled to vote at the meeting. As of February 4, 2005, Farmers had issued and outstanding 12,959,453 shares of common stock with no par value held by approximately 4,072 holders of record eligible to vote. Each outstanding share entitles the recordholder to one vote. The number of shares present at the meeting in person or by proxy will constitute a quorum for the transaction of business.

     It is important that your stock be represented at the meeting, regardless of the number of shares you may own. We would appreciate your signing and returning the enclosed proxy. The shares represented by each proxy, which is properly executed and returned to Farmers, will be voted in accordance with the instructions indicated in such proxy. If no instructions are indicated, shares represented by proxy will be voted “FOR” the election of each of the directors as described herein under Proposal 1. The proxy may be revoked at any time prior to its exercise, by delivering notice of revocation or a duly executed proxy bearing a later date to the Treasurer of the Corporation at any time before the proxy is voted. Shareholders who attend the meeting in person may vote their stock even though they may have sent in a proxy. No officer or employee of Farmers may be named as a proxy. If you received two or more proxy forms because of a difference in addresses or registration of shareholdings, each should be executed and returned in order to assure a complete tabulation of shares.

     The Corporation will appoint two officers to act as inspectors for the purpose of tabulating the votes cast by proxy. Broker non-votes and abstentions are not treated as votes cast for purposes of any of the matters to be voted on at the meeting. The directors standing for re-election shall be elected by a plurality of the votes cast.

     The Board of Directors knows of no other business that will be presented for consideration at the 2004 Annual Meeting other than the matters described in this Proxy Statement. If any other matters should come before the meeting, the proxy holders will vote upon them in accordance with their best judgment.

     PROPOSAL NO. 1:

     ELECTION OF DIRECTORS

     The Board of Directors of the Corporation currently consists of eight (8) directors and is divided into three (3) Classes. Two (2) directors are in Class I whose terms expire March 2005 and are up for election this year, three (3) directors are in Class II whose terms expire March 2006, and three (3) directors are in Class III whose terms expire March 2007. Pursuant to the Code of Regulations, the authorized number of directors has been set at eight (8). The Board of Directors has nominated the two (2) persons named below to serve as directors in accordance with the proposal. The class in which each director is designated is identified below. Each of the nominees is presently a member of the Board of Directors and has consented to serve another term as director if re-elected. If any of the nominees should be unavailable to serve for any reason (which is not anticipated), the Board of Directors may designate a substitute nominee or nominees (in which case the persons named on the enclosed proxy card will vote all valid proxy cards for the election of such substitute nominee or nominees), allow the vacancy or vacancies to remain open until a suitable candidate or candidates are located, or approve a resolution that provides for a lesser number of directors. It is presently anticipated that each person elected as a director of the Corporation at the annual meeting will be elected by the Corporation as a director of the Corporation’s wholly owned subsidiary, Farmers National Bank of Canfield.

       The two (2) nominees proposed for election at this Annual Meeting are Joseph D. Lane and Ronald V. Wertz.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” ELECTION OF THE TWO NOMINEES NAMED IN THIS PROXY STATEMENT.

INFORMATION WITH RESPECT TO NOMINEES

     The following table sets forth, as of the Record Date, the names of the nominees and the continuing directors, as well as their ages, a brief description of their recent business experience, including occupations and employment, the year in which each director became a director of the Corporation and the year in which their terms (or in the case of the nominees, proposed terms) as director of the Corporation expire.

Name	Principal Occupation and Five Year Business Experience	Age	Director Since
Nominees
Joseph D. Lane Class I Director Three Year Term Expires 2008	Attorney and Principal of Lane & Rusu Co. L.P.A. since 1995. President & CEO of Lane Funeral Homes, Inc. since 2002 and Lane Life Paramedics Ambulance Services since 1985.	52	1999

Ronald V. Wertz Class I Director Three Year Term Expires 2008	Retired Vice President, CPCU, CIC, Risk Management Consultant with Acordia Insurance since 1998. Previously was President and Owner of Boyer Insurance, Inc. since 1981.	58	1989
Continuing Directors
Benjamin R. Brown Class II Director Three Year Term Expires 2006	President and Owner of Castruction Company, Incorporated in 1965. The company designs and manufactures pre-cast shapes and associated products for the steel industry.	59	1991

Anne Frederick Crawford Class II Director Three Year Term Expires 2006	Attorney and Partner in the law firm Brennan, Frederick, Vouros & Yarwood, Ltd. since 1992.	41	2004

James R. Fisher Class II Director Three Year Term Expires 2006	Certified Public Accountant (CPA), currently owner/director with Akron Auto Auction, Inc. since 2000. Previously was a Partner with Hill, Barth and King LLC since 1965.	66	2004

Ralph D. Macali Class III Director Three Year Term Expires 2007	Vice President of Palmer J. Macali, Inc., since 1986. The company operates a Giant Eagle retail grocery store. Mr. Macali is a partner in P.M.R.P. Partnership, a real estate investment company since 1996 and is a limited partner in the Macali Family Limited Partnership since 1998.	48	2001

Frank L. Paden Class III Director Three Year Term Expires 2007	President & CEO of Farmers National Bank since 1996 and EVP/Sr. Loan Officer since 1991. President & Secretary of Farmers National Banc Corp. since 1996.	53	1992

Earl R. Scott Class III Director Three Year Term Expires 2007	Certified Public Accountant (CPA), Shareholder with local accounting firm, Reali, Giampetro & Scott since 1977.	59	2003

SECURITY OWNERSHIP OF MANAGEMENT

     The following table sets forth information regarding beneficial ownership as of December 31, 2004, of the Corporation’s common shares of each Director and each Executive Officer and all Directors and Executive Officers as a group.

	Aggregate Number of
	Shares Beneficially		Percent of Outstanding
Name	Owned (A)		Shares
Benjamin R. Brown	62,724.48%
Joseph D. Lane	261,296		2.01%
Ralph D. Macali	96,191.74%
James R. Fisher	2,958.02%
Frank L. Paden	35,795	(B)	.28%
Earl R. Scott	2,434.02%
Anne Frederick Crawford	59,935.46%
Ronald V. Wertz	103,193.80%
Carl D. Culp, EVP & CFO	5,173	(C)	.04%
Donald F. Lukas, Senior VP	3,503	(C)	.03%
Mark L. Graham, Vice President	5,326	(D)	.04%
All Directors and Executive Officers as a Group	638,528	(E)	4.92%

(A) Information relating to beneficial ownership is based upon information available to Farmers and uses “Beneficial Ownership” concepts set forth in the rules of the Securities and Exchange Commission under the Securities Exchange Act of 1934, as amended. Under such rules, Beneficial Ownership includes those shares over which an individual has sole or shared voting, and/or investment powers such as beneficial interest of a spouse, minor children, or other relatives living in the home of the named individual, trusts, estates and certain affiliated companies.

(B) Includes 7,500 shares subject to options exercisable within 60 days of the Record Date.

(C) Includes 3,000 shares subject to options exercisable within 60 days of the Record Date.

(D) Includes 2,000 shares subject to options exercisable within 60 days of the Record Date.

(E) Includes 35,795 shares held by Frank L. Paden; 5,173 shares held by Carl D. Culp; 3,503 shares held by Donald F. Lukas and 5,326 shares held by Mark L. Graham.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Securities Exchange Act of 1934 requires the Corporation’s directors and executive officers, and persons who own more than 10% of a registered class of the Corporation’s equity securities, to file with the Securities and Exchange Commission (the “SEC”) initial reports of ownership and reports of changes in ownership of Common Stock and other equity securities of the Corporation. Officers, directors and greater than 10% stockholders are required by SEC regulation to furnish the Corporation with copies of all Section 16(a) forms they file.

     To the Corporation’s knowledge, based solely on a review of the copies of such reports furnished to the Corporation and written representations that no other reports were required, during 2004 all Section 16(a) filing requirements applicable to its officers, directors and greater than 10% beneficial owners were complied with.

COMMITTEES OF THE BOARD OF DIRECTORS

     During 2004, the Board of Directors of the Corporation held twelve regular monthly meetings and three special meetings. All directors attended at least 75% of the aggregate number of meetings of the Board of Directors and the respective committees on which they serve. Ms. Crawford and Mr. Fisher were appointed to the Board of Directors on March 30, 2004 and were therefore not in attendance during the first three months of 2004. Members of the Board of Directors received a monthly retainer of $1,000 for serving on the Board of Directors of the Company. In addition, these directors received a $500 fee for each of the committee meetings attended with the exception of Mr. Paden who does not receive any compensation for committee meetings.

     The Board encourages all directors to attend the Annual Meeting of Shareholders, although no formal policy has been adopted by the Board regarding such attendance. All members of the Board immediately prior to the Annual Meeting of Shareholders held in March 2004 attended such meeting. Directors’ Crawford and Fisher were appointed to the Board of Directors at such meeting.

     At the director’s organizational meeting, held immediately following the last Annual Shareholders Meeting of the Farmers National Banc Corp., held on March 30, 2004, the following committees were appointed by the President & Secretary:

     The Board of Directors has an Audit Committee consisting of Messrs. Brown, Fisher, Scott and Wertz. Each of the members is independent from the Company, in accordance with the requirements of the National Association of Securities Dealers. The Board of Directors has determined that Messrs. Scott and Fisher qualify as Audit Committee financial experts. The Audit Committee met six times in 2004. Included in the functions performed by the Audit Committee are (i) review the internal auditing procedures and controls of the Corporation and its subsidiary; (ii) review reports prepared by the internal and external auditor; (iii) formally report to the full Board of Directors its evaluations, conclusions and recommendations with respect to the Corporation’s implementation of its policies, practices and controls; (iv) hold discussions with external auditors regarding the quality of the Corporation’s financial reporting; (v) recommend to the Board of Directors that the Corporation’s financial statements be included in the annual report in Form 10-K filing; and (vi) review and discuss audited financial statements with management. The Audit Committee operates under a written charter adopted by the Board of Directors. A copy of the Audit Committee Charter is attached hereto as Appendix A.

     The Audit Committee received a letter from its external auditor containing the disclosures required by the Independence Standards Board (ISB) Standard No. 1, and had discussion with the auditor regarding the auditor’s independence.

     The Board of Directors has a Discount Loan Committee consisting of all the directors. The function of this committee is to review all loans made during the previous periods and to approve any new loan applications or loan commitments, which are greater than the lending limits of specific loan officers or the Executive Loan Committee. This committee meets on a regular biweekly basis with three members of the bank’s Executive Loan Committee.

     The Board of Directors has a Building Committee consisting of all the directors. The function of this committee is to oversee site selection for new offices, remodeling projects and any other modifications to the Corporation’s buildings. This committee did not meet in 2004.

     The Board of Directors has a Long Range and Strategic Planning Committee consisting of all the directors. This committee is responsible for the formulation and implementation of the Corporation’s long range Strategic Plan and short term Business Plan. This committee did not meet in 2004.

     The Board of Directors has a Risk Management and Insurance Committee consisting of Messrs. Wertz, Brown, Macali and EVP/CFO Culp. The function of this committee is to annually review all insurance protection and coverage maintained by the Corporation. This committee met once in 2004.

     The Board of Directors has an Executive Compensation and Employees Salary Committee consisting of Messrs. Brown, Macali, Lane, Crawford, Scott, Fisher and Wertz. During 2004, this Compensation Committee did not meet. Duties of this committee include reviewing the performance of and establishing compensation for the officers of the Corporation’s subsidiary, Farmers National Bank of Canfield. The Compensation Committee also administers the Farmers National Banc Corp. 1999 Stock Option Plan.

     The Board of Directors has a Nominating Committee consisting of all the directors. All members of the committee are independent with exception of Mr. Paden. During 2004, the Nominating Committee did not meet. This committee is responsible for selecting and recommending to the Board of Directors: (a) nominees for election at the Annual Meeting of shareholders; (b) nominees to fill Board vacancies; and (c) the composition of membership of the various other standing board committees. The Nominating Committee will consider director nominees recommended by shareholders, provided these nominations are in accordance with the procedures set forth in the Corporation’s Code of Regulations. The Code of Regulations requires that nominations made by a shareholder be made in writing to the Secretary of the Corporation not less than 90 nor more than 120 days prior to the Annual Meeting. The nomination must include the name, age, address, principal occupation and employment history for at least five years, the number of shares of the Corporation owned by the nominee and the identity and ownership of shares of the shareholder making such nomination. The Corporation may also require other information reasonably required to allow the Nominating Committee to make an informed decision regarding the qualifications and characteristics of the nominee. The Nominating Committee has no formal policy regarding consideration of candidates recommended by shareholders. In its deliberations for all candidates, the Nominating Committee considers a candidate’s personal and professional integrity as well as knowledge of the banking business, involvement in community, business and civic affairs. In searching for qualified director candidates to fill vacancies to the Board, the Nominating Committee solicits potential candidates from members of the Board. If no acceptable candidates are found from such solicitation, each member of the Board is asked to seek suggested candidates from their respective trusted personal and business advisors. In this process, nominations from shareholders will also be considered. With respect to nominating an existing director for re-election, the Nominating Committee will consider the intentions of the Director to continue to serve the Corporation, and will consider and review such director’s Board and committee attendance, performance and independence. The Nominating Committee operates under a written charter adopted by the Board of Directors. A copy of the Nominating Committee Charter can be found on the Corporation’s web site at www.fnbcanfield.com.

     NOTE: THE ABOVE COMMITTEES ARE COMMITTEES OF THE FARMERS NATIONAL BANK OF CANFIELD (THE BANK), A WHOLLY OWNED SUBSIDIARY OF FARMERS NATIONAL BANC CORP. CURRENTLY, THE MEMBERS OF FARMERS’ BOARD OF DIRECTORS ALSO SERVE AS THE DIRECTORS OF THE BANK, AND ATTEND BOARD MEETINGS FOR BOTH FARMERS AND THE BANK. ALTHOUGH THESE MEETINGS ARE CONDUCTED SEPARATELY ON THE SAME DAY, A MEMBER RECEIVES COMPENSATION (WHICH IS PAID BY FARMERS) FOR ONLY ONE MEETING; CONSEQUENTLY, MEMBERS ATTENDING A MEETING OF THE BOARDS OF BOTH FARMERS AND THE BANK ON A SINGLE DAY ARE CREDITED WITH ONE BOARD MEETING FOR ATTENDANCE AND COMPENSATION PURPOSES.

     Any shareholder wishing to communicate with the Board of Directors, or an individual member of the Board may do so in writing by sending such communication to Mr. Frank L. Paden, President at the main office of the Corporation, 20 South Broad Street, P.O. Box 555, Canfield, Ohio 44406. All communications that are within the scope of the responsibilities of the Board and its Committees are to be presented to the Board not later than the next regularly scheduled Board meeting, unless in good faith, such communication can not be transmitted timely to the members of the Board, then such communication shall be presented at the next subsequent regularly scheduled Board meeting.

SUMMARY COMPENSATION TABLE

		Annual Salary	401(k)		All Other
		and Director Fees	Corporation		Compensation
Name and Principal Position	Year	(a)	Contribution (b)	Bonus	(c)
Frank L. Paden	2004	210,000	12,600	0	1,546
President & CEO	2003	204,250	14,625	0	718
	2002	188,750	12,600	0	718

Carl D. Culp, EVP & CFO	2004	119,000	7,140	0	252
	2003	110,000	8,250	0	312
	2002	102,000	7,140	0	281

Donald F. Lukas	2004	119,000	7,140	0	1,083
Senior Vice President	2003	112,000	8,400	0	1,341
	2002	106,000	7,420	0	1,341

Mark L. Graham	2004	96,000	5,760	0	446
Vice President	2003	88,000	6,600	0	403
	2002	80,000	5,600	0	358

(a) The amount of Director Fees included in this annual amount is as follows: Paden ($11,750, $9,250 and $8,750 for 2004, 2003 and 2002 respectively).

(b) In May 1996, the Corporation adopted a 401(k) Profit Sharing Retirement Savings Plan. All employees of the Bank who have completed at least one year of service and meet certain other eligibility requirements are eligible to participate in the Plan. Under the terms of the Plan, employees may voluntarily defer a portion of their annual compensation, not to exceed 15%, pursuant to Section 401(k) of the Internal Revenue Code. The Bank matches a percentage of the participants’ voluntary contributions up to 6% of gross wages. In addition, at the discretion of the Board of Directors, the Bank may make an additional profit sharing contribution to the Plan. The Bank’s contributions are subject to a vesting schedule and the Plan meets the requirements of Section 401(a) of the Internal Revenue Code and Department of Labor Regulations under ERISA.

(c) Amounts represent cost of group term life insurance and other benefits.

     Listed is the total compensation paid by the Corporation’s subsidiary, The Farmers National Bank of Canfield during the latest fiscal year to the named person(s) for their respective services in all capacities, specifically setting forth the direct compensation to the President & CEO and Executive Officers who received cash and cash equivalent compensation in excess of $100,000. The compensation set forth above has been approved by the Compensation Committee of the Board of Directors.

     In 1991, as a result of certain changes in the Internal Revenue Code, the Bank’s pension plan was amended to reduce significantly the benefits of several key employees, including those of Mr. Paden and Mr. Lukas. As a result, the Bank has entered into Deferred Compensation Agreements with certain of its executive officers, including Mr. Paden and Mr. Lukas. Under the terms of the Deferred Compensation Agreements, Mr. Paden will receive monthly payments of $930.00 and Mr. Lukas will receive monthly payments of $815.00. The monthly payments will commence with their retirement age of 65 and will continue for a period of 204 months. These agreements also provide that these executive officers will be available to perform consulting services for the Bank during the period they are receiving these payments, and prohibits them from entering into competition with the Bank during that same period. In the event that any payments should still remain due and payable to the executive officer under the Agreement at the time of his death, those payments would be made to his surviving spouse. In the event that any payment should still remain due and payable to either the executive officer or his spouse under the Agreement at the death of the survivor of them, those payments would be reduced to their then present value at a predetermined rate of interest and paid to the estate of the survivor in a lump sum. Payments will be prorated in the event the employee retires before the age of 65, and will be increased if he retires after the age of 65. These Agreements are funded by life insurance policies owned by the Bank, on which the Bank is the beneficiary and on which the Bank pays the premiums.

FARMERS NATIONAL BANC CORP. 1999 STOCK OPTION PLAN

     The following table sets forth the incentive stock options granted to the Corporation’s President & CEO and Executive Officers under the Farmers National Banc Corp. 1999 Stock Option Plan. Under Securities and Exchange Commission regulation, companies are required to project an estimate of appreciation of the underlying shares of stock during the option term. The Corporation has chosen the “five percent/ten percent” formula approved by the SEC. However, the ultimate value will depend on the market value of the Corporation’s stock at a future date, which may not correspond to the projections below. The grants of incentive stock options described below have been approved by the Compensation Committee of the Board of Directors.

					Potential Realizable Value
					at Assumed Annual Rates
					of Stock Price Appreciation
Individual Grants					for Option Term
		% of Total Options
		Granted to	Exercise Price (2)
Name	Options Granted (1)	Employees	Per share	Expiration Date	5%	10%
Frank L. Paden	7,500	13.39%	$11.00	11/09/2009	$121,890	$176,846
Carl D. Culp	3,000	5.35%	$11.00	11/09/2009	$48,756	$70,738
Donald F. Lukas	3,000	5.35%	$11.00	11/09/2009	$48,756	$70,738
Mark L. Graham	2,000	3.57%	$11.00	11/09/2009	$32,504	$47,159

(1) Options granted in 2001 are incentive stock options, which are exercisable equally over a five-year vesting period; however, all options become immediately exercisable in the event of a change in control of the Corporation. These options were granted for a term of eight years, subject to earlier termination in certain events related to termination of employment.

(2) Exercise price is the fair market value on the date of the grant.

     The following table sets forth the number and value of all unexercised incentive stock options held by the Corporation’s President & CEO and Executive Officers at year-end. The value of “in-the-money” options refers to options having an exercise price, which is less than the market price of the Corporation’s stock on December 31, 2004. In addition, the table sets forth the number of options exercised, if any, during the year and indicates the amount of value realized upon such exercise.

			Number (#) of	Value ($) of
			Unexercised Options	Unexercised Options
			on 12/31/04	on 12/31/04 (2)
	Shares Acquired on	Net Value ($)	Exercisable/	Exercisable/
Name	Exercise	Realized (1)	Unexercisable	Unexercisable
Frank L. Paden	0	$0	0 / 7,500	$0 / $0
Carl D. Culp	0	$0	0 / 3,000	$0 / $0
Donald F. Lukas	0	$0	0 / 3,000	$0 / $0
Mark L. Graham	0	$0	0 / 2,000	$0 / $0

(1)	Represents estimated market value of the Corporation’s common stock at exercise date, less the exercise price.

(2)	Represents estimated market value of the Corporation’s common stock at December 31, 2004 less the exercise price.

INDEBTEDNESS OF MANAGEMENT

     The Bank has had, and expects to have in the future, banking transactions in the ordinary course of business with directors, executive officers and their associates on the same terms, including interest rates and collateral on loans, as those prevailing at the same time for comparable transactions with others. Since the beginning of 2004, the largest aggregate extensions of credit to executive officers, directors and their associates during the year ended December 31, 2004 was $5,089,684 or 6.47% of Equity Capital Accounts. In the opinion of the management of the Bank, these transactions do not involve more than a normal risk of collection or present any unfavorable features.

COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

     The Compensation Committee of the Board of Directors is made up of all of the outside directors of Farmers. No officers of the Corporation sit on this committee. This committee reports back to the full board, but its decisions are not subject to full board approval. The committee has the purpose and responsibility of providing the Bank, its staff and the communities it serves with consistent long-term leadership of the highest quality possible while protecting the interests of the shareholders.

     The committee sets the limits for compensation increases in the aggregate for all staff, reviews performance of executive officers and sets their salaries for the coming year. The committee also negotiated the terms of the executive contracts referred to at Employment Contracts of Executives, below. In addition, any incentive/bonus program is set by the board based on the recommendation of the Compensation Committee.

     The committee takes a straightforward approach to the review of executives and bases its consideration of salaries on specific job performance, contribution to target levels of growth, profitability, stability, capital and return on equity (ROE) and return on assets (ROA). Also considered is the executive’s contribution to the general success of the Bank and its business plan. Successful bank operations are contingent upon accomplishment in all areas and integration with the business community’s direction and success in the Bank’s market areas. Executive performance must therefore be evaluated by using these factors as well. Specific results of each executive’s area of responsibility are evaluated and considered, but would not be appropriately discussed here as a matter of confidentiality.

     The committee evaluates the President on the same basis as other executive officers with weight being given to the achievement of target levels of growth, capital and return on equity and, in addition, specific target goals of the overall strategic plan of the Bank.

     The members of the Compensation Committee are Benjamin R. Brown, Chairman; Ralph D. Macali, Joseph D. Lane, James R. Fisher, Earl R. Scott, Anne Frederick Crawford and Ronald V. Wertz. No member has registered a disagreement with the above report.

EMPLOYMENT CONTRACTS OF EXECUTIVES

     The Corporation has entered into employment contracts with Frank L. Paden, Carl D. Culp, Donald F. Lukas and Mark L. Graham. The Corporation desires to provide for the continued employment of these executives resulting in continuity of management for the future. Each executive has entered into an employment contract on or about March 29, 2001. Each employment contract for each respective executive provides the following terms and conditions of employment:

•	Each executive shall have a term of employment commencing on the date of the employment contract and continuing until that annual meeting which takes place during the third calendar year following the date of the agreement. At each successive annual meeting after the date of execution, the term of employment is renewed for an additional three-year period of time. The agreement shall continue until terminated pursuant to its terms.

•	The executive can only be terminated by the Corporation for cause, as that term is described in the agreement. If terminated, the executive shall be paid his salary for his remaining term of employment. Such payment shall be made in lump sum.

•	If a change in control of the Corporation shall occur and the executive leaves the employment of the Corporation within eighteen (18) months following the change of control, in addition to the above compensation, the employee shall receive a lump sum payment of three (3) times his prior year’s compensation.

•	If the executive is terminated without cause, or leaves the Corporation within eighteen (18) months following a change of control, or if the board fails to elect the executive to a position of comparable duties and responsibilities then being served by the executive, all stock options previously granted to the executive shall become immediately exercisable and vested.

     The Compensation Committee of the Board of Directors approved the terms of the employment contracts.

Compensation Committee Interlocks and Insider Participation

     No member of the Compensation Committee is currently or was at any time during 2004, an officer or an employee of, or had an employment agreement with the Corporation or the Bank. No corporate or committee interlocks exist which require disclosure under SEC regulations.

PERFORMANCE GRAPH

     The Securities and Exchange Commission requires a line graph presentation comparing cumulative, five-year shareholder returns on an indexed basis with a broad equity market index and either a nationally recognized industry standard or an index of peer companies selected by the Corporation. The Corporation has selected the NASDAQ Stock Market US Index and the NASDAQ Bank Index for purposes of this performance comparison. The Performance Graph set forth below, assumes an investment of $100 on December 31, 1999 and compares year-end totals, shareholder returns, assuming dividends are reinvested, for a five-year period ending December 31, 2004.

COMPARISON OF FIVE-YEAR CUMULATIVE TOTAL RETURN
AMONG FARMERS NATIONAL BANC CORP.,
THE NASDAQ STOCK MARKET (U.S.) INDEX AND THE NASDAQ BANK INDEX

[INSERT PERFORMANCE GRAPH AND TABLE]

	Dec-99	Dec-00	Dec-01	Dec-02	Dec-03	Dec-04
FARMERS NATIONAL BANC CORP.	100	57	95	130	150	162
NASDAQ STOCK MARKET (U.S.)	100	60	45	26	38	41
NASDAQ BANK	100	118	125	127	163	185

RELATIONSHIP WITH INDEPENDENT PUBLIC ACCOUNTANTS

     Crowe Chizek and Company LLC (“Crowe Chizek”) has served as the Corporation’s independent public accountant for the fiscal year ending December 31, 2004. They have served in that capacity since 2003. Crowe Chizek is expected to have a representative present at the Annual Meeting and will be available to respond to shareholders’ questions and if it desires, will have an opportunity to make any statement it considers appropriate.

PRINCIPAL ACCOUNTING FIRM FEES

     The following table sets forth the aggregate fees billed to Farmers National Banc Corp. for the fiscal years ending December 31, 2004 and 2003 by the Corporation’s principal accounting firm, Crowe Chizek:

	Dec. 31, 2004	Dec. 31, 2003
Audit Fees (1)	$99,200	$85,500
Financial Information Systems Design and Implementation Fees	0	0
Tax Fees (2)	$47,000	0
All Other Fees (3)	$68,615	$15,999
Total Fees	$214,815	$101,499

(1)	Includes fees related to the consolidated financial audit of Farmers National Banc Corp., including quarterly reviews and review of Forms 10-Q and 10-K.

(2)	Includes fees for services performed related to the preparation of various federal, state and local income tax returns and tax planning.

(3)	Includes fees related to the audit of the Corporations 401(K) Plan, consulting fees and attestation of management reports on internal controls under FDICIA.

     The Audit Committee has adopted a policy for pre-approving all permissible services performed by Crowe Chizek. This policy requires the pre-approval of all services that may be provided by our independent auditors. All of the services provided by Crowe Chizek for the fiscal year ending December 31, 2004 were subject to this policy and were approved by the Audit Committee under this policy. The Audit Committee has determined that the fees paid to Crowe Chizek during 2004 are compatible with maintaining the auditor’s independence.

SHAREHOLDER PROPOSALS

     Any Shareholder proposal intended to be placed in the Proxy Statement for the 2005 Annual Meeting to be held in March 2006 must be received by the Corporation no later than December 1, 2005. Written proposals should be sent to Carl D. Culp, Executive Vice President and Treasurer, Farmers National Banc Corp., 20 South Broad Street, P.O. Box 555, Canfield, Ohio 44406. Each proposal submitted should be accompanied by the name and address of the shareholder submitting the proposal and the number of shares owned. If the proponent is not a shareholder of record, proof of beneficial ownership should also be submitted. All proposals must be a proper subject for action and comply with the proxy rules of the Securities and Exchange Commission. Reference is made to Rule 14a-8 under the Securities Exchange Act of 1934, as amended, for information concerning the content and form of such proposal and the manner in which such proposal must be made.

ANNUAL REPORT ON FORM 10-K

     A copy of the Corporation’s 2004 report filed with the Securities and Exchange Commission, on Form 10-K, will be available without charge to shareholders upon written request to Carl D. Culp, Executive Vice President and Treasurer, Farmers National Banc Corp., 20 South Broad Street, P.O. Box 555, Canfield, Ohio 44406.

BY ORDER OF THE BOARD OF DIRECTORS, FRANK L. PADEN, PRESIDENT & SECRETARY

Appendix A

Farmers National Banc Corp.
Audit Committee of the Board of Directors
AUDIT COMMITTEE CHARTER

PURPOSE

The Audit Committee (the “Committee”) is appointed by the Board of Directors (The “Board”) of Farmers National Banc Corp. (The “Company”). The primary function of the Committee is to assist the Board in fulfilling its oversight responsibilities to the shareholders, potential shareholders, the investment community and others relating to the Company’s financial, operational and compliance information, primarily through:

•	Overseeing management’s conduct of the Company’s financial reporting process and systems of internal accounting and financial controls;

•	Overseeing the annual independent audit of the Company’s financial statements;

•	Monitoring the performance of the Company’s internal audit function;

•	Monitoring the independence and performance of the Company’s independent auditors;

•	Monitoring the Company’s compliance with laws and regulations and ethics programs;

•	Providing an avenue of communication among the independent auditors, management and the Board.

COMPOSITION

The Committee shall be appointed by the Board and consist of at least three Board members who are independent of management and the Company. Each member shall satisfy and comply with the independence, experience and financial expertise requirements of Rule 4200(a)(15) of the National Association of Securities Dealers, Inc. and Section 10A of the Securities Exchange Act of 1934, as amended by the Sarbanes-Oxley Act of 2002, and the rules promulgated thereunder. The members must be “financially literate” and, at a minimum, one member must be designated as a “financial expert” as defined by the Sarbanes-Oxley Act of 2002. The Committee shall establish a continuing education program for members.

MEETINGS

The Committee shall meet quarterly and/or call special meetings as circumstances dictate. The Board shall appoint a chairperson who will prepare and/or approve an agenda in advance of the meeting and maintain minutes and/or records of meetings and activities of the Committee.

RESPONSIBILITIES AND DUTIES

The Audit Committee shall be directly responsible for the appointment, compensation, retention and oversight of the work of any registered public accounting firm engaged for the purpose of issuing an audit report or performing other audit, review or attest services and each registered public accounting firm must report directly to the Audit Committee. The primary responsibility of the Committee is to oversee the Company’s financial reporting process and annual independent audit on behalf of the Board and report results of their activities to the Board. Management is responsible for preparing the Company’s financial statements and the independent auditors are responsible for auditing those financial statements. The Committee should take appropriate action to set the overall corporate “tone” for quality financial reporting, sound business risk practices and ethical behavior.

General

•	The Committee shall have the power to conduct or authorize investigations into any matters within the Committee’s scope of responsibilities.

•	The Committee shall have unrestricted access to Company personnel and documents and will be given resources to engage independent counsel, accountants or others as deemed appropriate to discharge its responsibilities.

•	The Committee shall review and assess at least annually its charter, responsibilities and performance and shall report and make recommended changes to the Board for their approval.

•	The Committee shall ensure inclusion of the then-current charter in the proxy statement at least once every three years and shall prepare annual Committee reports for inclusion in the proxy as required by the Securities and Exchange Commission (SEC).

•	The Committee should meet at least annually with management, the Internal Auditor and the outside auditors in separate executive sessions to discuss any matters that the Committee or each of these groups believes should be discussed privately.

•	The Committee shall establish procedures for receipt, retention and treatment of complaints received by the Company concerning accounting, internal controls or auditing matters and the confidential, anonymous submissions by employees of concerns regarding questionable accounting or auditing matters or other complaints of Corporate or management wrongdoing reported pursuant to the Company Code of Conduct.

Overseeing Management’s Conduct of the Company’s Financial Reporting Process and Systems of Internal Accounting and Financial Controls

•	The Committee shall review the effectiveness of or weaknesses in the Company’s internal controls, including computerized information system controls and security, the overall control environment and accounting and financial controls.

•	The Committee shall discuss with management the Company’s major financial risk exposures and the steps management has taken to monitor and control such exposures, including the Company’s risk assessment and risk management policies.

•	The Committee shall arrange for periodic reports from management, independent auditors and internal auditor to assess the impact of significant regulatory changes and accounting or reporting developments that may affect the Company.

•	Annually review with management and the independent auditor (i) the basis for disclosures made in the annual report to shareholders regarding the control environment of the Company, and (ii) the reports required under the Federal Deposit Insurance Corporation Improvement Act of 1991.

Overseeing the Annual Independent Audit of the Company’s Financial Statements

•	The Committee shall have a clear understanding with management and the independent auditors that the independent auditors are ultimately accountable to the Board and Committee, as representatives of the Company’s shareholders.

•	The Committee shall oversee the external audit coverage, including annual retention of the independent auditors, the scope of audit services, audit engagement letters, estimated fees, timing of auditor visits, coordination with internal audit, monitoring of audit results and review of independent auditor’s performance and services.

•	The Committee shall review the results of the independent auditors’ annual audit and interim financial reviews to include: (1) annual financial statements and accompanying footnotes, (2) any significant changes required in the audit plans or scope, (3) any material differences or disputes with management encountered during the course of the audit, (4) any material management letter comments and management’s responses to recommendations, (5) matters required to be discussed by Statement on Auditing Standards No. 61.

•	The Committee is responsible for overseeing the resolution of any disputes between management and the independent auditors.

•	The Committee shall inquire into any accounting adjustments that were noted or proposed by the independent auditors but were not recorded in the financial statements.

•	The Committee shall review and discuss with management and the independent auditors the Company’s audited financial statements to be included in the Company’s annual report on Form 10-K and the independent auditors’ opinion with respect to such, including any significant material events, transactions or operational issues affecting the financial statements and determine whether to make a recommendation to the Board to include the Company’s audited financial statements in the annual report on Form 10-K.

•	The Committee shall review and discuss with management and the independent auditors the Company’s interim financial statements to be included in the Company’s quarterly report on Form 10-Q prior to filing with the SEC.

•	The Committee shall review and discuss with management and the independent auditors any significant estimates and judgements underlying the financial statements, all critical accounting policies and major changes to the Company’s accounting principles and practices.

•	The Committee shall review and discuss the Company’s disclosure under “Management’s Discussion and Analysis of Financial Condition and Results of Operations” included in any reports or filings with the SEC.

•	The Committee shall discuss with management and the independent auditors and approve any material transaction involving the Company and any related party and any material transaction involving the Company and any other party in which the party’s relationship could enable the negotiation of terms on other than an independent, arms’-length basis.

Overseeing the Performance of the Company’s Internal Audit Function

•	The Committee shall review annually the Internal Audit Department Charter and recommend approval to the Board.

•	The Committee shall review the appointment, replacement, reassignment, or dismissal of the external audit firm engaged to provide internal audit consulting services.

•	The Committee shall review any difficulties the Internal Auditor (or the external audit firm engaged to provide internal audit consulting services) encountered in the course of their audits, including any restrictions on the scope of their work or access to required information.

•	The Committee shall review annually the internal audit budget, competency and adequacy of staffing levels and audit plan.

•	The Committee shall review quarterly material findings of internal audit reviews, management’s response and status of corrective actions.

•	The Committee shall review the appointment, replacement, performance, and recommended compensation of the Internal Auditor.

Overseeing the Independence and Performance of the Company’s Independent Auditors

•	The Committee shall obtain and review a report from the independent auditors at least annually regarding (a) the independent auditors’ internal quality control procedures, (b) any material issues raised in the most recent internal quality review or peer review and any inquiries by governmental or professional authorities regarding the firm’s independent audits of other clients, (c) any steps taken to deal with any such issues, and (d) all relationships between the independent auditors and the Company, taking into account the opinions of management and the Company’s internal auditors.

•	The Committee must pre-approve any non-audit services to be rendered by the independent auditors in advance of engaging the independent auditors to render such services to ensure services are not prohibited by laws and regulations promulgated by the SEC. The Chair of the Committee may represent the entire Committee provided that any pre-approval granted is reviewed by the Committee at the next scheduled meeting.

•	The Committee shall receive written disclosures and the letter from the independent auditors required by the Independence Standards Board, No. 1, “Independence Discussions with Audit Committees,” and shall discuss with the independent auditors their independence.

•	The Committee shall oversee the establishment of written hiring policies for current and former employees of the independent auditors.

•	The Committee shall ensure that the lead audit partner of the independent auditors and the audit partner responsible for reviewing the audit are rotated at least every five years as required by Sarbanes-Oxley Act of 2002.

Monitoring the Company’s Compliance with Laws, Regulations and Ethics Programs

•	The Committee shall review with management actions taken to monitor compliance with any code or standards of conduct for the Company established by the Board.

•	The Committee shall discuss with the Company’s legal counsel any legal, tax or regulatory matters, including securities trading practices and any other legal matters that could have a significant, adverse impact on the Company’s financial statements.

     Providing an Avenue of Communications Among the Independent Auditors, Management and the Board

•	The Chair of the Committee shall provide regular reports and review the committee minutes with the Board.

FARMERS NATIONAL BANC CORP.
20 South Broad St., P.O. Box 555, Canfield, Ohio 44406

PROXY FOR ANNUAL MEETING
SOLICITED BY THE BOARD OF DIRECTORS

     KNOW ALL MEN BY THESE PRESENT, that I, the Undersigned Shareholder of Farmers National Banc Corp. of Canfield, Ohio, do hereby nominate and appoint Richard L. Calvin, Ronald V. Wertz and Edward A. Ort (no officer or employee of the Corporation may be named as proxy) or any one of them (with full power to act alone), my true and lawful attorney(s) with full power of substitution, for me and in my name, place and stead to vote all the Common Stock of said Corporation standing in my name on its books on February 4, 2005, at the Annual Meeting of its Shareholders to be held at Kenneth F. McMahon Hall at the Mill Creek MetroParks Experimental & Educational Building at 7574 Columbiana-Canfield Rd., Canfield, Ohio 44406 on Thursday, March 31, 2005 at three-thirty o’clock (3:30) P.M., Eastern Standard Time, or any adjournment thereof with all the powers the undersigned would possess if personally present as follows:

1.	ELECTION OF DIRECTORS: The election of the two (2) persons listed in the Proxy Statement dated March 3, 2005 accompanying the notice of said meeting.

FOR	AGAINST	WITHHOLD
Joseph D. Lane
Ronald V. Wertz

2.	SUCH OTHER BUSINESS as may properly come before the meeting or any adjournment thereof.

     IN THE ABSENCE OF INSTRUCTIONS TO THE CONTRARY, THIS PROXY CONFERS AUTHORITY TO VOTE AND WILL BE VOTED “FOR” EACH PROPOSITION LISTED. If any other business is presented at said meeting, this Proxy shall be voted in accordance with the recommendations of the Board of Directors.

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE LISTED PROPOSITION. This proxy is solicited on behalf of the Board of Directors and may be revoked prior to its exercise.

     WE URGE YOU TO SIGN AND RETURN THE ENCLOSED PROXY AS PROMPTLY AS POSSIBLE (whether or not you plan to attend the meeting in person).

     IF YOU DO ATTEND THE MEETING, YOU MAY THEN WITHDRAW YOUR PROXY. THE PROXY MAY BE REVOKED AT ANY TIME PRIOR TO ITS EXERCISE.

DATED

Signature of Shareholder(s) *

*When signing as attorney, executor, administrator, trustee or guardian, please give full title. If more than one trustee, all should sign. All joint holders must sign.